Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: michelle.esterman@altisource.lu

ALTISOURCE ANNOUNCES THIRD QUARTER RESULTS

Luxembourg, Luxembourg, 25 October 2012

Altisource™ (NASDAQ: ASPS) today reported net income attributable to Altisource of $27.0 million or $1.08 per diluted share for the three months ended September 30, 2012, an increase in net income and diluted earnings per share from the three months ended September 30, 2011 of 57% and 61%, respectively.  Service revenue was $118.6 million for the three months ended September 30, 2012, a 38% increase when compared to the three months ended September 30, 2011.

The increase in net income is primarily from stronger service revenue growth in the higher margin Mortgage Services segment relative to the other segments.  This was driven by the servicing portfolio growth experienced by the Company’s largest customer, Ocwen Financial Corporation (“Ocwen”), and the Company’s expanded capture rate of default related business on the portfolio.

Third quarter highlights include:

•                  Average number of loans serviced by Ocwen® on the REALServicing® platform was 0.8 million for the quarter

•                  Cash flows from operations for the quarter were $43.1 million representing $0.36 for each dollar of service revenue

•                  The consumer real estate portal was relaunched under the new HubzuTM brand; over 6,000 REO assets were sold through Hubzu during the quarter

•                  Origination related service revenue increased 69% to $10.1 million in the quarter compared to the third quarter of 2011

•                  On October 3, 2012, Ocwen announced its agreement to acquire Homeward Residential Holdings Inc. from WL Ross & Co. LLC

•                  On October 24, 2012, Ocwen and Walter Investment Management Corp. announced they were jointly awarded the highest and best bid for the Mortgage Servicing and Origination platform assets of Residential Capital, LLC

•                  Altisource Residential Corporation and Altisource Asset Management Corporation filed Form 10s with the Securities Exchange Commission in September 2012

Gross profit as a percentage of service revenue remained constant at 42% for the three months ended September 30, 2012 and the three months ended September 30, 2011.  Margin improvement in the Mortgage Services segment was offset by higher costs in the Technology Services segment as the Company continues to invest in the development of its next generation technology.

Income from operations as a percentage of service revenue improved to 26% for the three months ended September 30, 2012 compared to 25% for the three months ended September 30, 2011 as selling, general and administrative costs are growing at a slower pace than service revenue.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss third quarter results. A link to the live audio webcast will be available on the Company’s website through the Investor Relations home page. Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) is a global provider of services focused on high-value, technology-enabled knowledge-based solutions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except per share data)

Financial Results

Results of operations for the three and nine months ended September 30, 2012 and 2011 are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Service revenue
Mortgage Services	$90,607	$58,915	$259,926	$147,768
Financial Services	15,283	16,934	49,100	53,067
Technology Services	19,076	14,827	53,984	41,115
Eliminations	(6,364)	(4,507)	(17,820)	(11,547)
	118,602	86,169	345,190	230,403
Reimbursable expenses	24,326	21,833	77,846	56,933
Non-controlling interests	1,060	1,791	4,223	4,395
Total revenue	143,988	109,793	427,259	291,731
Cost of revenue	69,961	51,506	200,939	134,452
Reimbursable expenses	24,326	21,833	77,846	56,933
Gross profit	49,701	36,454	148,474	100,346
Selling, general and administrative expenses	18,452	15,329	54,485	45,487
Income from operations	31,249	21,125	93,989	54,859
Other (expense) income, net	(267)	(320)	(939)	294
Income before income taxes and non-controlling interests	30,982	20,805	93,050	55,153
Income tax provision	(2,898)	(1,843)	(8,493)	(5,377)
Net income	28,084	18,962	84,557	49,776
Net income attributable to non-controlling interests	(1,060)	(1,791)	(4,223)	(4,395)
Net income attributable to Altisource	$27,024	$17,171	$80,334	$45,381

Earnings per share:
Basic	$1.16	$0.71	$3.44	$1.84
Diluted	$1.08	$0.67	$3.23	$1.76

Weighted average shares outstanding:
Basic	23,338	24,341	23,347	24,602
Diluted	25,016	25,489	24,895	25,720

Transactions with related parties:
Revenue	$86,558	$63,827	$257,491	$166,311
Selling, general and administrative expenses	$621	$506	$1,801	$1,352

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	September 30, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$84,429	$32,125
Accounts receivable, net	62,497	52,005
Prepaid expenses and other current assets	9,060	5,002
Deferred tax assets, net	3,570	1,133
Total current assets	159,556	90,265

Premises and equipment, net	46,352	25,600
Deferred tax assets, net	4,460	4,373
Intangible assets, net	58,593	64,950
Goodwill	14,915	14,915
Investment in equity affiliate	13,598	14,470
Other assets	8,777	9,586

Total assets	$306,251	$224,159

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$61,264	$44,867
Capital lease obligations — current	345	634
Other current liabilities	9,806	9,939
Total current liabilities	71,415	55,440

Capital lease obligations — non-current	—	202
Other non-current liabilities	2,441	2,574

Commitments and contingencies

Equity:
Common stock ($1.00 par value; 100,000 shares authorized; 25,413 issued and 23,363 outstanding as of September 30, 2012; 25,413 issued and 23,405 outstanding as of December 31, 2011)	25,413	25,413
Additional paid-in-capital	85,267	83,229
Retained earnings	200,736	126,161
Treasury stock, at cost (2,049 shares as of September 30, 2012 and 2,008 shares as of December 31, 2011)	(80,451)	(72,048)
Altisource equity	230,965	162,755

Non-controlling interests	1,430	3,188
Total equity	232,395	165,943

Total liabilities and equity	$306,251	$224,159